UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 6, 2004

UnitedGlobalCom, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	00-496-58	084-1602895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

4643 South Ulster Street, Suite 1300, Denver, CO 80237

(Address of Principal Executive Office)

(303) 770-4001

(Registrant’s telephone number, including area code)

Item 5.	Other Events and Regulation FD Disclosure.

On April 6, 2004, UnitedGlobalCom, Inc. (the “Company”) closed the offering and sale of 500 million euros aggregate principal amount of its 1¾% Convertible Senior Notes due April 15, 2024. In connection with the offering, the Company entered into an Indenture dated as of April 6, 2004, with The Bank of New York, as trustee, and a Registration Rights Agreement dated as of April 6, 2004, with Credit Suisse First Boston LLC, the initial purchaser in the offering.

A copy of the Indenture is attached as Exhibit 4.1 hereto and is incorporated in its entirety herein by reference. A copy of the Registration Rights Agreement is attached as Exhibit 10.1 hereto and is incorporated in its entirety herein by reference.

Item 7.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

4.1	Indenture dated as of April 6, 2004, by and between the Company and The Bank of New York.

10.1	Registration Rights Agreement dated as of April 6, 2004, by and between the Company and Credit Suisse First Boston LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDGLOBALCOM, INC.

By:	/s/ Ellen P. Spangler

Ellen P. Spangler Senior Vice President of Business and Legal Affairs

Date: April 6, 2004

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture dated as of April 6, 2004, by and between the Company and The Bank of New York.

10.1	Registration Rights Agreement dated as of April 6, 2004, by and between the Company and Credit Suisse First Boston LLC.